EX-23.1
     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                                                              Exhibit 23.1

                       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58982) pertaining to the 1992 Option Plan of TENERA, Inc., as amended, and the Registration Statement (Form S-8 No. 333-77413) pertaining to the 1993 Outside Director Compensation and Option Plan, Amended and Restated as of March 1, 1998, of TENERA, Inc., of our report dated January 25, 2002, except for Note 9, as to which the date is March 19, 2002, with respect to the consolidated financial statements and schedule of TENERA, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2001.

                                                       /s/ERNST & YOUNG LLP

San Francisco, California
March 28, 2002